Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

WINCHESTER, Virginia (August 25, 2020) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its first fiscal quarter ended July 31, 2020.

Net sales for the first fiscal quarter decreased 8.7% to $390.1 million compared with the same quarter of the prior fiscal year. The Company experienced declines in all sales channels during the first quarter of fiscal 2021 as both the remodel and new construction markets were negatively impacted by the COVID-19 pandemic.

Net income was $16.5 million ($0.97 per diluted share) for the first quarter of fiscal 2021 compared with $26.9 million ($1.59 per diluted share) in the same quarter of the prior fiscal year. Net income for the first quarter of fiscal 2021 was negatively impacted by lower sales due to COVID-19, deleveraging of fixed costs across the Company and a decline in efficiency. The Company incurred pre-tax restructuring costs totaling $3.5 million during the first quarter of fiscal 2021 related to the permanent layoffs due to COVID-19 announced in the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 and the closure of its Humboldt, Tennessee manufacturing plant announced in June 2020. Adjusted EPS per diluted share was $1.66 for the first quarter of fiscal 2021 compared with $2.13 in the same quarter of the prior fiscal year.

Adjusted EBITDA for the first fiscal quarter was $57.0 million, or 14.6% of net sales, compared to $69.6 million, or 16.3% of net sales, for the same quarter of the prior fiscal year.

“Our sales and net income were negatively impacted by COVID-19 during our first fiscal quarter, but our teams performed well and drove results that exceeded our initial expectations," said Scott Culbreth, President and CEO. "I want to personally thank all of our employees and suppliers for helping the Company navigate this difficult situation."

Cash provided by operating activities for the first fiscal quarter was $40.0 million and free cash flow totaled $32.2 million. As of July 31, 2020, the Company had $128.1 million of cash on hand with no term loan debt maturities until December 2022 plus access to $93.6 million of additional availability under its revolving credit facility.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At July 31, 2020, the Company operated seventeen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the

AMWD Announces First Quarter Results

August 25, 2020

Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
(AMWD-ER)

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31
	2020	2019

Net sales	$390,087	$427,365
Cost of sales & distribution	309,949	332,846
Gross profit	80,138	94,519
Sales & marketing expense	19,898	20,687
General & administrative expense	29,983	29,432
Restructuring charges	3,460	(19)
Operating income	26,797	44,419
Interest expense, net	6,030	8,088
Other income, net	(1,688)	(7)
Income tax expense	5,970	9,457
Net income	$16,485	$26,881

Earnings Per Share:
Weighted average shares outstanding - diluted	17,013,444	16,907,463

Net income per diluted share	$0.97	$1.59

AMWD Announces First Quarter Results

August 25, 2020

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31	April 30
	2020	2020

Cash & cash equivalents	$128,055	$97,059
Customer receivables	123,301	106,344
Inventories	126,700	111,836
Other current assets	9,913	9,933
Total current assets	387,969	325,172
Property, plant & equipment, net	199,088	203,824
Operating lease assets, net	126,409	127,668
Trademarks, net	1,389	2,222
Customer relationship intangibles, net	156,028	167,444
Goodwill	767,612	767,612
Other assets	28,942	28,864
Total assets	$1,667,437	$1,622,806

Current portion - long-term debt	$2,087	$2,216
Short-term operating lease liabilities	19,566	18,896
Accounts payable & accrued expenses	156,412	134,494
Total current liabilities	178,065	155,606
Long-term debt	595,248	594,921
Deferred income taxes	50,151	52,935
Long-term operating lease liabilities	111,090	112,454
Other liabilities	11,363	6,352
Total liabilities	945,917	922,268
Stockholders' equity	721,520	700,538
Total liabilities & stockholders' equity	$1,667,437	$1,622,806

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31
	2020	2019

Net cash provided by operating activities	$40,000	$62,612
Net cash used by investing activities	(7,836)	(5,580)
Net cash used by financing activities	(1,168)	(43,639)
Net increase in cash and cash equivalents	30,996	13,393
Cash and cash equivalents, beginning of period	97,059	57,656

Cash and cash equivalents, end of period	$128,055	$71,049

AMWD Announces First Quarter Results

August 25, 2020

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces First Quarter Results

August 25, 2020

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended
	July 31
(in thousands)	2020	2019

Net income (GAAP)	$16,485	$26,881
Add back:
Income tax expense	5,970	9,457
Interest expense, net	6,030	8,088
Depreciation and amortization expense	12,959	11,863
Amortization of customer relationship intangibles and trademarks	12,250	12,250
EBITDA (Non-GAAP)	$53,694	$68,539
Add back:
Acquisition and restructuring related expenses (1)	60	41
Non-recurring restructuring charges (2)	3,460	—
Change in fair value of foreign exchange forward contracts (3)	(1,255)	56
Stock-based compensation expense	961	897
Loss on asset disposal	46	66
Adjusted EBITDA (Non-GAAP)	$56,966	$69,599

Net Sales	$390,087	$427,365
Adjusted EBITDA margin (Non-GAAP)	14.6%	16.3%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Nonrecurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The three months ended July 31, 2020 includes accelerated depreciation expense of $1.1 million related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces First Quarter Results

August 25, 2020

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31
(in thousands, except share data)	2020	2019

Net income (GAAP)	$16,485	$26,881
Add back:
Acquisition and restructuring related expenses	60	41
Non-recurring restructuring charges	3,460	—
Amortization of customer relationship intangibles and trademarks	12,250	12,250
Tax benefit of add backs	(4,053)	(3,097)
Adjusted net income (Non-GAAP)	$28,202	$36,075

Weighted average diluted shares	17,013,444	16,907,463
Adjusted EPS per diluted share (Non-GAAP)	$1.66	$2.13

Free Cash Flow

	Three Months Ended
	July 31
	2020	2019

Cash provided by operating activities	$40,000	$62,612
Less: Capital expenditures (1)	7,842	6,593
Free cash flow	$32,158	$56,019

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces First Quarter Results

August 25, 2020

Net Leverage

Twelve Months Ended
July 31
(in thousands)	2020

Net income (GAAP)	$64,465
Add back:
Income tax expense	22,200
Interest expense, net	26,968
Depreciation and amortization expense	50,610
Amortization of customer relationship intangibles and trademarks	49,000
EBITDA (Non-GAAP)	213,243
Add back:
Acquisition and restructuring related expenses (1)	52
Non-recurring restructuring charges (2)	3,649
Change in fair value of foreign exchange forward contracts (3)	(209)
Stock-based compensation expense	4,053
Loss on asset disposal	2,609
Adjusted EBITDA (Non-GAAP)	$223,397

As of
July 31
2020
Current maturities of long-term debt	$2,087
Long-term debt, less current maturities	595,248
Total debt	597,335
Less: cash and cash equivalents	(128,055)
Net debt	$469,280

Net leverage (4)	2.10

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Nonrecurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2020.

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